UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2005

Kmart Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50278	32-0073116

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 West Big Beaver Road, Troy, Michigan	48084

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 463-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 7.01 Regulation FD Disclosure.

     On January 5, 2005, Kmart Holding Corporation (“Kmart”) issued a press release updating certain information with respect to inventory levels that was included in a press release issued by Kmart on January 3, 2005. In addition to not impacting Kmart’s previously announced cash balance of approximately $3.9 billion at the end of December and the approximate $3.2 billion anticipated at the end of Kmart’s 2004 fiscal year on January 26, 2005 as disclosed in the release, the correction to inventory levels also did not impact the previously announced net income (excluding any asset sales and bankruptcy-related expenses) of approximately $250 million for November and December of 2004 and income before interest and income taxes (excluding any asset sales and bankruptcy-related expenses ) of approximately $400 million. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued on January 5, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMART HOLDING CORPORATION
Date: January 5, 2005
	By:	/s/ James F. Gooch
		Name:	James F. Gooch
		Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on January 5, 2005.